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                                   EXHIBIT 12

                           HEMISPHERx BIOPHARMA, INC.
                      STATEMENTS REGARDING COMPUTATION OF
                               NET LOSS PER SHARE
                For the six months ended June 30, 1995 and 1996

                                                                               Six Months Ended
                                                                                   June 30,
                                                                                 (unaudited)
                                                                    -------------------------------------
                                                                           1995                  1996
                                                                           ----                  ----
 NET LOSS PER SHARE                                                     (PROFORMA)
 Net Loss:                                                          $   (1,372,275)      $    (1,746,137)
                                                                         =========             =========

 Shares:
   Weighted average number of common shares
   outstanding during the period                                         7,236,754            15,581,661

   Incremental shares representing:
     Options and warrants issued within one
     year period prior to an initial public offering                     3,858,538                     -

   Conversion of Preferred Stock to Common
   Stock                                                                 1,952,214                     -
                                                                         ---------        --------------
     Weighted average number of shares used in
     calculating  net loss per share                                    13,047,506            15,581,661
                                                                        ==========            ==========

 Net loss per share                                                   $      (0.11)          $     (0.11)
                                                                       ===========           ===========





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